FPIC Insurance Group, Inc.
REPORTS THIRD QUARTER 2010 RESULTS

JACKSONVILLE, Fla. (Business Wire) - November 3, 2010 - FPIC Insurance Group, Inc. (“FPIC” or the “Company”) (NASDAQ: FPIC) reported for the third quarter of 2010:

•	income from continuing operations of $8.7 million, or $0.91 per diluted common share, compared to $8.5 million, or $0.79 per diluted common share, for the third quarter of 2009;

•	net income(1) of $8.7 million, or $0.91 per diluted common share, compared to $8.9 million, or $0.83 per diluted common share, for the third quarter of 2009; and

•	operating earnings(3) of $7.7 million, or $0.80 per diluted common share, compared to $8.1 million, or $0.76 per diluted common share, for the third quarter of 2009.

For the nine months ended September 30, 2010, FPIC reported:

•	income from continuing operations of $23.4 million, or $2.37 per diluted common share, compared to $26.0 million, or $2.32 per diluted common share, for the third quarter of 2009;

•	net income(2) of $23.4 million, or $2.37 per diluted common share, compared to $26.5 million, or $2.35 per diluted common share, for the nine months ended September 2009; and

•	operating earnings(3) of $21.7 million, or $2.19 per diluted common share, compared to $24.7 million, or $2.20 per diluted common share, for the nine months ended September 2009.
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(1)	Net income for the three months ended September 2009 includes a gain on the disposal of discontinued operations of $0.4 million, or $0.04 per diluted common share.

(2)	Net income for the nine months ended September 2009 includes a gain on the disposal of discontinued operations of $0.4 million, or $0.03 per diluted common share.

(3)
To supplement the consolidated financial information presented herein in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we report operating earnings and certain other non-GAAP financial measures widely used in the insurance industry to assist in evaluating financial performance over time. For additional information and reconciliation to GAAP results, see the section entitled “Non-GAAP Financial Measures” found later in this press release.

“We are very pleased to report continued strong financial and operating results, highlighted by our solid earnings and strong book value per share growth." said John R. Byers, President and Chief Executive Officer. Mr. Byers added, "We remain committed to providing the best possible products and services to our customers and delivering sustainable value for our shareholders."

Certain factors affecting our comparative results for the third quarter of 2010 are discussed in the “Unaudited Financial and Operational Highlights” section below.

FPIC Press Release: 1

Unaudited Financial and Operational Highlights for Third Quarter 2010
(as compared to third quarter 2009 unless otherwise indicated)

•
Professional liability policyholders, excluding policyholders under alternative risk arrangements, increased 30 percent to 18,468 policyholders as of September 30, 2010, compared to 14,254 policyholders as of September 30, 2009. This increase in policyholders primarily resulted from the acquisition of Advocate, MD, which closed in November 2009. Excluding Advocate, MD, professional liability policyholders increased 1 percent.

•
Our national policyholder retention rate was 96 percent for the nine months ended September 30, 2010 compared to 95 percent for the comparable period in 2009.  Our Florida policyholder retention rate was 97 percent and 96 percent for the nine months ended September 30, 2010 and 2009, respectively.

•
Net premiums written increased 18 percent for the three months ended September 30, 2010 primarily due to the acquisition of Advocate, MD. Excluding Advocate, MD, net premiums written decreased 7 percent for the three months ended September 30, 2010 primarily as the result of a higher level of tail premiums written during the third quarter of 2009 and differences in the type of business written during the comparative periods, offset to a small extent by growth in policyholders.

•
Consolidated revenues were 7 percent higher for the three months ended September 30, 2010, compared to the same period in 2009. Excluding Advocate, MD, consolidated revenues were 8 percent lower for the three months ended September 30, 2010 due to lower net premiums earned and lower net investment income, offset by higher net realized investment gains.

•
Net investment income was 8 percent lower for the three months ended September 30, 2010, due to lower yields on fixed income securities and cash and cash equivalents as the result of lower prevailing interest rates. Net realized investment gains increased to $1.6 million and $2.8 million for the three months and nine months ended September 30, 2010, compared to $0.4 million and $1.3 million for the three months and nine months ended September 30, 2009.

•
The continuation of favorable overall claim results as compared to previous estimates resulted in the recognition of favorable net loss development related to previously established reserves of $7.0 million and $5.0 million for the three months ended September 30, 2010 and 2009, respectively. The favorable development for the three months ended September 30, 2010 reflects lower than expected ultimate losses related to the 2005 through 2007 accident years. This favorable development is the result of changes in our previous estimates of incident to claim development, payment frequency and / or payment severity for the respective accident years. Our current accident year loss ratio for the three months ended September 30, 2010 was 72.1 percent compared to 71.8 percent for the same period in 2009.

•
Our expense ratio was 28.7 percent for the three months ended September 30, 2010, compared to 25.9 percent for the same period in 2009. The higher ratio in 2010 is primarily due to lower net premiums earned at our Florida and Missouri insurance subsidiaries and to a smaller extent, lower recoveries on previous insurance guaranty fund assessments and the amortization of intangible assets arising from the acquisition of Advocate, MD.

•
Book value per common share grew 13 percent to $31.24 as of September 30, 2010 from $27.58 as of December 31, 2009. As of September 30, 2010, the statutory surplus of our insurance subsidiaries was $264.5 million and the ratio of net premiums written to surplus was 0.6 to 1.

•
On a trade date basis, we repurchased 378,342 shares of our common stock during the three months ended September 30, 2010 at an average price of $29.99 per share, and as of September 30, 2010, we had remaining authority from our Board of Directors to repurchase 603,434 additional shares under our stock repurchase program.  Through October 29, 2010, we

FPIC Press Release: 2

repurchased an additional 14,517 shares of our common stock, on a trade date basis, at an average price of $34.78 per share, and we had remaining authority from our Board of Directors to repurchase an additional 588,917 shares as of that date.

Conference Call Information
We will host a conference call at 11:00 a.m., Eastern Time, Thursday, November 4, 2010, to review our third quarter 2010 results.  To access the conference call, dial (866) 830-9065 (USA and Canada) or (660) 422-4543 (International) and use the conference ID code 15293036.

The conference call will also be broadcast live over the Internet in a listen-only format via the Company's corporate website at http://www.fpic.com.  To access the call from the Company's home page, click on “Investor Relations” where a conference call link will be provided to connect listeners to the call.  Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Thursday, November 4, 2010, via e-mail to ir@fpic.com.  The Company will also provide a link on the “Investor Relations” page of its corporate website where questions can be submitted.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 2:30 p.m., Eastern Time, Thursday, November 4, 2010, and ending at 11:59 p.m., Eastern Time, Thursday, November 11, 2010.  To access the telephone replay, dial (800) 642-1687 (USA and Canada) or (706) 645-9291 (International) and use the conference ID code 15293036.  A replay of the conference call webcast will also be available beginning at 2:30 p.m., Eastern Time, Thursday, November 4, 2010, on the Company's website.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; of beliefs or expectations; and of assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management's opinions only as of the date of this press release. Factors that might cause our results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to:

i.	The effect of negative developments and cyclical changes in the medical professional liability insurance business sector;

ii.
The effects of competition, including competition for agents to place insurance, of physicians electing to self-insure or to practice without insurance coverage, and of related trends and associated pricing pressures and developments;

iii.	Business risks that result from our size, products, and geographic concentration;

iv.
The risks and uncertainties involved in determining the rates we charge for our products and services, as well as these rates being subject to or mandated by legal requirements and regulatory approval;

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v.	The uncertainties involved in the loss reserving process, including the possible occurrence of insured losses with a frequency or severity exceeding our estimates;

vi.	Our exposure to claims for extra contractual damages and losses in excess of policy limits and the unpredictability of court decisions;

vii.	Legislative, regulatory, special interest or consumer initiatives that may adversely affect our business, including initiatives seeking to lower premium rates;

viii.	The judicial and legislative review of current tort reform measures;

ix.	Developments in financial and securities markets that could affect our investment portfolio;

x.	Assessments imposed by state financial guaranty associations or other insurance regulatory bodies;

xi.	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;

xii.	The impact of healthcare reform or other significant changes in the healthcare delivery system;

xiii.	Availability of dividends and management fees from our insurance subsidiaries;

xiv.	The results of the acquisition of Advocate, MD and other growth initiatives;

xv.	Impairment in the value of our acquisition-related or other goodwill and intangibles;

xvi.	The loss of the services of any key members of senior management;

xvii.	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents' ability to place insurance business on our behalf; and

xviii.
Other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, including Item 1A. Risk Factors and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, filed with the Securities and Exchange Commission (“SEC”) on March 3, 2010, and other factors discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed with the SEC on November 3, 2010.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Forward-looking statements are made in reliance on the safe harbor provision of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement the consolidated financial information presented herein in accordance with GAAP, we report certain non-GAAP financial measures widely used in the insurance industry to evaluate financial performance over time. Operating earnings is a non-GAAP financial measure used by investors and analysts in the insurance sector to facilitate understanding of results by excluding: (i) the net effects of realized investment gains and losses, which are more closely tied to the financial markets; (ii) the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods; and (iii) discontinued operations. Tangible book value is another non-GAAP financial measure used by investors and analysts to gauge book values excluding goodwill and other intangible assets.
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, see the tables under the caption “Reconciliation of

FPIC Press Release: 4

Non-GAAP Measures to the Nearest Comparable GAAP Measures” provided later in this release. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and allow for greater transparency with respect to supplemental information used by us in our financial and operational decision-making.

Corporate Profile
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

Contact Information
FPIC Insurance Group, Inc.
Investor Relations, Dana Mullins
904-360-3612
1000 Riverside Avenue, Suite 800
Jacksonville, Florida 32204

For all your investor needs, FPIC is on the Internet at www.fpic.com or e-mail us at ir@fpic.com.

FPIC Press Release: 5

FPIC Insurance Group, Inc.
Unaudited Selected Financial Data

Data Based on the Consolidated Statements of Income

(in thousands, except basic and diluted earnings per common share)	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009
Revenues
Net premiums earned	$42,341	39,468	$126,121	115,548
Net investment income	6,184	6,702	19,024	21,043
Net realized investment gains	1,625	373	2,805	1,339
Other income	89	193	375	373
Total revenues	50,239	46,736	148,325	138,303

Expenses
Net losses and loss adjustment expenses	23,533	23,335	74,052	68,315
Other underwriting expenses	12,162	10,201	36,104	29,130
Interest expense on debt	911	911	2,703	2,709
Other expenses	452	139	515	311
Total expenses	37,058	34,586	113,374	100,465

Income from continuing operations before income taxes	13,181	12,150	34,951	37,838
Less: Income tax expense	4,477	3,683	11,542	11,792
Income from continuing operations	$8,704	8,467	$23,409	26,046

Discontinued Operations
Gain on disposal of discontinued operations (net of income taxes)	—	411	—	411
Discontinued operations	—	411	—	411

Net income	$8,704	8,878	$23,409	26,457

Basic earnings per common share (1):
Income from continuing operations	$0.93	0.81	$2.42	2.36
Discontinued operations	—	0.04	—	0.04
Net Income	$0.93	0.85	$2.42	2.40

Basic weighted-average common shares outstanding (1)	9,379	10,487	9,686	11,020

Diluted earnings per common share (1):
Income from continuing operations	$0.91	0.79	$2.37	2.32
Discontinued operations	—	0.04	—	0.03
Net Income	0.91	0.83	2.37	2.35

Diluted weighted-average common shares outstanding (1)	9,596	10,705	9,892	11,241
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(1)
Earnings per common share and weighted-average common shares outstanding for the three months and nine months ending September 30, 2009 have been restated to reflect the three-for-two stock split in March 2010.

FPIC Press Release: 6

Data Based on the Consolidated Statements of Income (continued)

(in thousands, except basic and diluted earnings per common share)	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009
Net realized investment gains (losses):
Net realized investment gains before credit related impairments	$1,670	852	$3,113	3,173
Total other-than-temporary impairments on investments	(107)	(479)	(873)	(1,834)
Portion of other-than-temporary impairments recognized in other comprehensive income	62	—	565	—
Credit related impairments included in net realized investment gains (losses)	(45)	(479)	(308)	(1,834)
Net realized investment gains (losses)	$1,625	373	$2,805	1,339

Selected Data Based on the Consolidated Statements of Financial Position and the Consolidated Statements of Cash Flows

(in thousands, except data per common share)	As of September 30, 2010	As of December 31, 2009
Total cash and investments	$741,437	744,813
Total assets	$1,021,548	1,031,483
Liability for losses and loss adjustment expenses ("LAE")	$527,046	559,257
Liability for losses and LAE, net of reinsurance	$393,910	425,812
Long-term debt	$46,083	46,083
Accumulated other comprehensive income, net	$20,266	8,655
Total shareholders' equity	$288,148	279,787
Book value per common share	$31.24	27.58
Book value per common share, excluding the impact of net unrealized investment gains (losses) (1), (2)	$28.70	26.48
Tangible book value per common share (1), (3)	$28.28	24.80
Common shares outstanding (4)	9,223	10,143
Consolidated statutory surplus of insurance subsidiaries	$264,494	262,600

(in thousands)	For the three months ended September 30,
	2010	2009
Cash flows from continuing operations
Net cash provided by operating activities	$4,882	2,026
Net cash provided by investing activities	$10,697	26,216
Net cash used in financing activities	$(11,188)	(12,892)

(in thousands)	For the nine months ended September 30,
	2010	2009
Cash flows from continuing operations
Net cash (used in) provided by operating activities	$(3,068)	8,081
Net cash provided by investing activities	$46,062	49,331
Net cash used in financing activities	$(28,601)	(34,959)

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(1)
For additional information regarding the use of non-GAAP financial measures, see the discussion provided earlier in this release captioned “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” provided later in this release.

(2)	Excludes the impact of an accumulated other comprehensive gain associated with investments of $23.4 million as of September 30, 2010 and $11.2 million as of December 31, 2009.

(3)	Excludes goodwill and intangible assets of $27.4 million and $28.2 million as of September 30, 2010 and December 31, 2009, respectively.

(4)	The number of common shares outstanding as of December 31, 2009 has been restated to reflect a three-for-two stock split in March 2010.

Selected Insurance Data
FPIC pre-acquisition business represents our insurance operations conducted through insurance subsidiaries domiciled in Florida and Missouri. These operations do not include the operations of Advocate, MD, which was acquired in November 2009.

Information concerning written premiums and policyholders is summarized in the following tables:

(in thousands)	For the three months ended September 30, 2010
	FPIC pre-acquisition business	Advocate, MD	Consolidated	For the three months ended September 30, 2009	Percentage Change 2010 vs 2009
Direct premiums written (1)	$48,617	12,765	61,382	51,348	20%
Assumed premiums written	(30)	—	(30)	58	(152)%
Ceded premiums written	(7,305)	(1,653)	(8,958)	(7,141)	(25)%
Net premiums written	$41,282	11,112	52,394	44,265	18%

(in thousands)	For the nine months ended September 30, 2010
	FPIC pre-acquisition business	Advocate, MD	Consolidated	For the nine months ended September 30, 2009	Percentage Change 2010 vs 2009
Direct premiums written (1)	$130,213	23,355	153,568	133,458	15%
Assumed premiums written	147	—	147	58	153%
Ceded premiums written	(18,414)	(3,047)	(21,461)	(18,616)	(15)%
Net premiums written	$111,946	20,308	132,254	114,900	15%
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(1)
Includes $1.7 million and $3.4 million of premiums associated with alternative risk arrangements for the three months and nine months ended September 30, 2010, respectively, compared to $1.5 million and $3.5 million of premiums for the three months and nine months ended September 30, 2009, respectively.  Management fees for such arrangements are included in other income.

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	As of September 30, 2010
	FPIC pre-acquisition business	Advocate, MD	Consolidated	As of September 30, 2009	Percentage Change 2010 vs 2009
Professional liability policyholders	14,419	4,049	18,468	14,254	30%
Professional liability policyholders under alternative risk arrangements	245	—	245	261	(6)%
Total professional liability policyholders	14,664	4,049	18,713	14,515	29%

Selected information concerning our direct professional liability insurance claim data is summarized in the following tables:

(in thousands)	For the nine months ended September 30, 2010
	FPIC pre-acquisition business	Advocate, MD	Consolidated	For the nine months ended September 30, 2009	Percentage Change 2010 vs 2009
Net paid losses	$65,664	4,452	70,116	53,715	31%
Less: Net paid losses on assumed business in run-off and commuted reinsurance agreements	230	—	230	562	(59)%
Net paid losses excluding assumed business in run-off and commuted reinsurance agreements	65,434	4,452	69,886	53,153	31%

Net paid LAE	31,138	4,700	35,838	32,761	9%
Less: Net paid LAE on assumed business in run-off and commuted reinsurance agreements	4	—	4	7	(43)%
Net paid LAE excluding assumed business in run-off and commuted reinsurance agreements	31,134	4,700	35,834	32,754	9%

Net paid losses and LAE excluding assumed business in run-off and commuted reinsurance agreements	$96,568	9,152	105,720	85,907	23%

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	For the nine months ended September 30, 2010
	FPIC pre-acquisition business	Advocate, MD	Consolidated	For the nine months ended September 30, 2009	Percentage Change 2010 vs 2009
Total professional liability claims reported during the period	649	178	827	578	43%
Total professional liability incidents reported during the period	674	81	755	739	2%
Total professional liability claims and incidents reported during the period	1,323	259	1,582	1,317	20%

Total professional liability claims and incidents that remained open	3,186	307	3,493	3,532	(1)%

	For the nine months ended September 30, 2010
	FPIC pre-acquisition business	Advocate, MD	Consolidated	For the nine months ended September 30, 2009	Percentage Change 2010 vs 2009
Total professional liability claims closed without indemnity payment	436	172	608	421	44%
Total professional liability incidents closed without indemnity payment	725	93	818	479	71%
Total professional liability claims and incidents closed without indemnity payment	1,161	265	1,426	900	58%

Total professional liability claims with indemnity payment	258	42	300	254	18%

CWIP Ratio on a rolling four quarter basis(1)	37%	21%	34%	37%

CWIP Ratio, including incidents, on a rolling four quarter basis (1)	17%	15%	17%	22%
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(1)
The claims with indemnity payment (“CWIP”) ratio is defined as the ratio of total professional liability claims with indemnity payment to the sum of total professional liability claims with indemnity payment and total professional liability claims closed without indemnity payment.

FPIC Press Release: 10

Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures

Reconciliation of our Combined Ratio and our Combined Ratio, excluding Insurance Guaranty Fund Assessments (Recoveries)

		For the three months ended September 30,		For the nine months ended September 30,
		2010	2009	2010	2009
Loss ratio
Current accident year		72.1%	71.8%	71.4%	71.2%
Prior accident years		(16.5)%	(12.7)%	(12.7)%	(12.1)%
Calendar year loss ratio	A	55.6%	59.1%	58.7%	59.1%

Underwriting expense ratio	B	28.7%	25.9%	28.6%	25.2%
Insurance guaranty fund recoveries		(0.3)%	(0.6)%	(0.2)%	(0.8)%
Underwriting expense ratio excluding insurance guaranty fund assessments (recoveries)	C	29.0%	26.5%	28.8%	26.0%

Combined ratio (Sum of A+B)		84.3%	85.0%	87.3%	84.3%

Combined ratio excluding insurance guaranty fund assessments (recoveries) (Sum of A+C)		84.6%	85.6%	87.5%	85.1%

Reconciliation of Net Income to Operating Earnings

(in thousands, except earnings per common share)	For the three months ended September 30,		For the nine months ended September 30,
	2010	2009	2010	2009
Net income	$8,704	8,878	$23,409	26,457

Adjustments to reconcile net income to operating earnings:
Less: Net realized investment gains, net of income taxes	998	371	1,723	1,338
Less: Discontinued operations, net of income taxes	—	411	—	411
Total adjustments	998	782	1,723	1,749

Operating earnings	$7,706	8,096	$21,686	24,708

Diluted earnings per common share (1)	$0.91	0.83	$2.37	2.35
Less: Adjustments to reconcile net income to operating earnings	0.11	0.07	0.18	0.15
Operating earnings per diluted common share	$0.80	0.76	$2.19	2.20

Diluted weighted-average common shares outstanding (1)	9,596	10,705	9,892	11,241
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(1)
Diluted earnings per common share and diluted weighted-average common shares outstanding for the periods ending September 30, 2009 have been restated to reflect the three-for-two stock split in March 2010.

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Reconciliation of Shareholders' Equity to Tangible Shareholders' Equity

(in thousands, except book value and tangible book value per common share)	As of September 30, 2010	As of December 31, 2009
Shareholders' equity	$288,148	279,787
Adjustments to reconcile total shareholders' equity to tangible shareholders' equity:
Goodwill and intangible assets	(27,357)	(28,200)
Tangible shareholders' equity	$260,791	251,587

Common shares outstanding (1)	9,223	10,143

Book value per common share	$31.24	27.58

Tangible book value per common share	$28.28	24.80
______

(1)	The number of common shares outstanding as of December 31, 2009 has been restated to reflect a three-for-two stock split in March 2010.

Reconciliation of Book Value per Common Share to Book Value per Common Share, Excluding the Impact of Net Unrealized Investment Gains (Losses)

(in thousands, except per common share data)	As of September 30, 2010	As of December 31, 2009
Shareholders' equity	$288,148	279,787
Less: accumulated other comprehensive gain associated with investments	23,430	11,178
Shareholders' equity, excluding accumulated other comprehensive gain (loss) associated with investments	$264,718	268,609

Common shares outstanding (1)	9,223	10,143

Book value per common share	$31.24	27.58

Book value per common share, excluding the impact of unrealized investment gains (losses)	$28.70	26.48
______

(1)	The number of common shares outstanding as of December 31, 2009 has been restated to reflect a three-for-two stock split in March 2010.

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